Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

Dated: November 9, 2012

Ceyuan Ventures I, L.P.

By: Ceyuan Ventures Management, LLC
Its: General Partner

By:	/s/ Bo Feng

Ceyuan Ventures Advisors Fund, LLC

By: Ceyuan Ventures Management, LLC
Its: Class B Shareholder

By:	/s/ Bo Feng

Ceyuan Ventures Management, LLC

By:	/s/ Bo Feng

/s/ Bo Feng
Bo Feng